Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Robin Weinberg

(212) 840-0008

ir@soundview.com

SOUNDVIEW TECHNOLOGY GROUP, INC. ANNOUNCES
ODD-LOT TENDER OFFER

Previously Announced 1-for 5 Reverse Stock Split became effective immediately before the open of business on June 30, 2003

July 3, 2003, Old Greenwich, CT — SoundView Technology Group, Inc. (Nasdaq:SNDV), parent of SoundView Technology Corporation, a research driven securities firm, today announced that it will commence a tender offer for the purchase of shares of its common stock, par value $0.01 per share, held by persons owning fewer than 100 shares (an “odd-lot stockholder”) immediately before the start of trading on June 30, 2003.  The Company will pay $11.00 for each share properly tendered by an odd-lot stockholder. (This price represents a premium of 8% over the closing price of the common stock on the NASDAQ Stock Market on June 30, 2003.)

As previously announced, immediately before the start of trading on June 30, 2003, SoundView effected a one for five reverse stock split of its common stock. The Company’s stock will trade under the ticker symbol “SNDVD” through July 28th to signal to the public that SoundView has implemented a reverse stock split. On July 29th, Soundview’s ticker symbol will revert back to the former symbol “SNDV.”

The tender offer is not conditioned on the receipt of any minimum number of tenders.  The tender offer will expire at 5:00 p.m., Eastern Daylight time, on Friday, August 15, 2003, unless an extension is subsequently announced.  Odd-lot stockholders who would like to accept the offer must tender all shares that they own.  Partial tenders will not be accepted.

The odd-lot tender offer is intended to reduce the administrative cost associated with the smallest accounts and provide a cost effective method for odd-lot stockholders to dispose of small numbers of shares.

Questions or requests for documents may be directed to Georgeson Shareholder Communications, the Information Agent for the tender offer, by telephone at (888-349-9062) (toll free) or in writing at SoundView Odd-lot Offer, c/o Georgeson Shareholder, 17 State Street, 28th Floor, New York, NY 10004.

About SoundView Technology Group, Inc.

SoundView Technology Group, Inc. (NASDAQ: SNDV) is the parent of SoundView Technology Corporation, a research driven securities firm focused on dynamic, growth-based business models.  Research is the core driver of all of SoundView’s products and services.  Our perspective and the quality of our analysis have earned us the recognition of top institutional investors and corporate clients who rely on our research for daily investment insight. SoundView’s services include investment banking, M&A, institutional sales & trading, and venture capital.  SoundView produces comprehensive sell-side equity research on over 160 technology companies and industries.  For more information, please see www.soundview.com.

Important Information Regarding Statements Made In This Release

The statements in this earnings release that are not historical facts, including, most importantly, information concerning possible results of operations, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements preceded by, followed by, or that include the words “intend”, “expect”, “optimistic”, “anticipate”, or similar expressions typically constitute “forward-looking statements.”  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of the industry in which we operate, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings, levels of retail and institutional trading of equity securities, the impact of trading in decimals on market making profitability, merger and acquisition activity and the climate for venture capital investing, as well as the risk factors discussed in the periodic reports filed by SoundView Technology Group, Inc. from time to time with the Securities & Exchange Commission. SoundView does not intend to update or revise any forward looking information contained in this release.